EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANT



                           Oppenheim & Ostrick, CPA's
                              4256 Overland Avenue
                             Culver City, CA 90230



I hereby consent to the inclusion of the independent accountant's report dated March 7, 2001 for the balance sheet and the related statements of income, stockholder's equity, and cash flows for the years then ended in the Registration Statement on Form SB-2, and any other references to me in the Registration Statement.


/s/ Gil Ostrick
---------------
GIL OSTRICK, CPA
Oppenheim & Ostrick CPA's
Los Angeles, California
June 18, 2001






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